Dallas, TX/October 20, 2020
THIRD QUARTER 2020 NET INCOME OF $211 MILLION, $1.44 PER SHARE
Earnings per Share Increased 80 percent Compared to Second Quarter
Net Income Increased $98 Million, or 87%
Deposit Growth Continued As Customers Conserved Cash
Average Noninterest-Bearing Deposits Increased $3.2 Billion
Credit Quality Remained Strong
Net Charge-offs of 26 Basis Points and Nonperforming Assets Below Historic Levels

“Our third quarter earnings of $211 million, or $1.44 per share, reflected the resiliency of our relationship-focused business model,” said Curt C. Farmer, Comerica Chairman, President and Chief Executive Officer. “Our customers are acting prudently by conserving cash and adjusting their operations, which resulted in a reduction in loans and continued deposit growth. The allowance for credit losses remained near 2 percent of total loans, resulting in a provision of $5 million, and reflected lower loan balances, along with our portfolio’s stable performance and an improving, yet uncertain, economic path. The impact from lower interest rates on net interest income waned, card fees remained robust and other fee income categories began to recover. Expenses were well-controlled and included a $4 million increase in charitable contributions. Our book value per share grew to $53.78, the seventh consecutive quarterly increase, and we remain focused on continuing to enhance shareholder value.
“The unwavering dedication of our team to provide a high-level of customer service as well as support each other and our communities during this unprecedented time continues to be a source of pride. As previously announced, we have significantly increased our commitment to help small businesses and communities that have been impacted by the pandemic. Since early March, Comerica, together with the Comerica Charitable Foundation, has distributed over $9 million to over 150 non-profit and other community service organizations. With strong liquidity and capital levels, together with our experience and deep expertise, we are well-positioned to assist our customers and communities, as we continue to build and solidify enduring relationships.”

(dollar amounts in millions, except per share data)	3rd Qtr '20	2nd Qtr '20	3rd Qtr '19
FINANCIAL RESULTS
Net interest income	$458	$471	$586
Provision for credit losses	5	138	35
Noninterest income	252	247	256
Noninterest expenses	446	440	435
Pre-tax income	259	140	372
Provision for income taxes	48	27	80
Net income	$211	$113	$292
Diluted earnings per common share	$1.44	$0.80	$1.96
Average loans	52,013	53,498	50,887
Average deposits	68,763	64,282	55,716
Return on average assets	0.99%	0.55%	1.61%
Return on average common shareholders' equity	10.84	6.09	15.97
Net interest margin	2.33	2.50	3.52
Common equity Tier 1 capital ratio (a)	10.26	9.99	9.96
Tier 1 capital ratio (a)	10.86	10.58	9.96
Common equity ratio	8.94	8.78	9.88
Common shareholders' equity per share of common stock	$53.78	$53.28	$49.96
Tangible common equity per share of common stock (b)	49.20	48.69	45.52
(a)Estimated for September 30, 2020; reflects deferral of CECL model impact as calculated per regulatory guidance.
(b)See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios.

Third Quarter 2020 Compared to Second Quarter 2020 Overview
Balance sheet items discussed in terms of average balances.
Loans decreased $1.5 billion, or 3 percent, to $52.0 billion.
•Increase of $307 million in Mortgage Banker Finance primarily due to elevated activity was more than offset by decreases of $910 million in National Dealer Services due to an imbalance in supply and demand resulting in lower inventory, $476 million in Corporate Banking as customers reduced liquidity safeguards and $384 million in General Middle Market related to lower working capital and capital expenditure needs.
◦The average balance of Paycheck Protection Program (PPP) loans increased $1.2 billion to $3.8 billion, reflecting the full impact of the prior quarter's origination activity.
•Average yield on loans decreased 13 basis points to 3.13 percent, reflecting lower interest rates.
Securities increased $1.2 billion, or 10 percent, to $13.9 billion.
•Invested a portion of excess liquidity in $1.8 billion of U.S. Treasury bonds and $500 million of mortgage-backed securities, and reinvested $1.0 billion in securities repayments during the third quarter.
•Average yield on securities decreased 28 basis points to 2.13 percent, reflecting lower interest rates and the increase in lower-yielding U.S. Treasury securities.
Deposits increased $4.5 billion, or 7 percent, to $68.8 billion.
•Growth in nearly every business line, including an increase of $3.2 billion in noninterest-bearing deposits as customers conserve cash in an uncertain economy.
•The average cost of interest-bearing deposits decreased 9 basis points to 17 basis points, reflecting prudent management of relationship pricing in a lower rate environment.
Net interest income decreased $13 million to $458 million.
•The benefit from lower wholesale funding and deposit costs, as well as higher loan fees and one additional day in the quarter, was more than offset by the impact from loans due to the decline in interest rates and reduced balances.
Provision for credit losses decreased $133 million to $5 million.
•The allowance for credit losses decreased $28 million to $1.0 billion, primarily reflecting a decline in period-end loan balances. As a percentage of total loans, the allowance for credit losses was relatively stable at 1.98 percent as the uncertainty of the COVID-19 pandemic impact remained unchanged. Excluding PPP loans, allowance for credit losses totaled 2.14 percent of total loans.
•Net loan charge-offs decreased $17 million to $33 million, or 0.26 percent of average loans.
Noninterest income increased $5 million to $252 million.
•Increases of $5 million in service charges on deposit accounts and $3 million in card fees, as well as smaller increases in other categories, partially offset by decreases of $10 million in customer derivative income and $2 million each in securities trading and investment banking fees.
•Additionally, included increases of $6 million from deferred compensation asset returns (offset in noninterest expenses) and $3 million from bank-owned life insurance.
Noninterest expenses increased $6 million to $446 million.
•Increases of $8 million in salaries and benefits expense, $4 million in charitable contributions and $3 million in occupancy expense, partially offset by decreases of $4 million in outside processing fee expense and $3 million in operational and litigation-related costs.
◦The increase in salaries and benefits expense primarily reflected higher staff insurance expense and a $6 million increase in deferred compensation expense (offset in noninterest income).
Capital position remained solid with a common equity Tier 1 capital ratio of 10.26 percent and a Tier 1 capital ratio of 10.86 percent.
•Returned a total of $94 million to common shareholders through dividends.
•Declared dividend of $8 million on preferred stock, payable October 1, 2020, for the long first dividend period from May 26, 2020 to October 1, 2020.

Third Quarter 2020 Compared to Third Quarter 2019 Overview
Balance sheet items discussed in terms of average balances.
Loans increased $1.1 billion, or 2 percent.
•Increases in Mortgage Banker Finance, Commercial Real Estate, Business Banking and Personal Banking were partially offset by decreases in National Dealer Services and Energy.
•Average yield on loans declined 170 basis points, consistent with the lower interest rate environment.
Deposits increased $13.0 billion, or 23 percent.
•Included $9.6 billion, or 36 percent, increase in noninterest-bearing deposits.
•Interest-bearing deposit costs declined 82 basis points, with prudent management of relationship pricing in a lower rate environment.
Net interest income decreased $128 million.
•Primarily due to the impact of lower short-term rates.
Provision for credit losses, calculated using the CECL model effective first quarter 2020, decreased $30 million.
•Allowance for credit losses increased $357 million, or 66 basis points as a percentage of total loans, reflecting the expected impact of the COVID-19 pandemic and sustained pressures on Energy.
Noninterest income decreased $4 million.
•Increases in securities trading income, deferred compensation asset returns (offset in noninterest expenses) and card fees were more than offset by decreases in customer derivative income, service charges on deposit accounts, commercial lending fees (primarily syndication fees), brokerage service fees, fiduciary income and income on principal investing and warrants.
Noninterest expenses increased $11 million.
•Increases in software expense, which included a $9 million reclassification from outside processing fee expense due to a change in accounting classification effective first quarter 2020, salaries and benefits expense and charitable contributions as well as smaller increases in various categories.

Net Interest Income
Balance sheet items presented and discussed in terms of average balances.

(dollar amounts in millions)	3rd Qtr '20	2nd Qtr '20	3rd Qtr '19
Net interest income	$458	$471	$586
Net interest margin	2.33%	2.50%	3.52%
Selected balances:
Total earning assets	$78,555	$75,989	$66,285
Total loans	52,013	53,498	50,887
Total investment securities	13,850	12,642	12,203
Federal Reserve Bank deposits	12,260	9,483	2,834

Total deposits	68,763	64,282	55,716
Total noninterest-bearing deposits	35,934	32,686	26,339
Short-term borrowings	218	882	268
Medium- and long-term debt	5,940	7,206	7,100
Net interest income decreased $13 million, and net interest margin decreased 17 basis points, compared to second quarter 2020.
•Interest income on loans decreased $26 million and reduced net interest margin by 13 basis points, primarily due to the impact of lower short-term rates (-$21 million, -11 basis points) and lower loan balances (-$14 million, -4 basis points), which were partially offset by higher loan fees (+$5 million, +2 basis points) and one more day in the quarter (+$4 million).
•Interest income on investment securities decreased $2 million and reduced net interest margin by 2 basis points primarily due to the impact of lower rates. The increase in securities to invest excess liquidity contributed $1 million in interest income but reduced margin by 1 basis point.
•Interest income on short-term investments increased $1 million and reduced net interest margin by 9 basis points, reflecting an increase in lower-yielding deposits with the Federal Reserve Bank.
•Interest expense on deposits decreased $5 million and improved net interest margin by 3 basis points, due to lower pay rates on deposits.
•Interest expense on debt decreased $9 million due to reduced balances (+$5 million, +2 basis points) and lower rates (+$4 million, +2 basis points).
The net impact of lower rates, including the change to deposit rates, to the third quarter of 2020 net interest income was a reduction of $15 million and 7 basis points to the net interest margin.

Credit Quality

"Comerica has a strong credit culture with conservative underwriting standards which has served us well in times of economic stress," said Farmer. "We are leveraging our experience and deep expertise, working closely with our customers, reviewing their financial performance and assessing their financial needs. During the current period of unprecedented disruption, our portfolio has performed well. Nonaccrual loans remain well below historic norms and net charge-offs were only 26 basis points in the third quarter. However, while the economy has been improving, given the uncertainty regarding the pace of recovery, our credit reserves remain at over $1.0 billion, resulting in a coverage ratio of close to 2 percent."

(dollar amounts in millions)	3rd Qtr '20	2nd Qtr '20	3rd Qtr '19
Credit-related charge-offs	$53	$57	$61
Recoveries	20	7	19
Net credit-related charge-offs	33	50	42
Net credit-related charge-offs/Average total loans	0.26%	0.37%	0.33%
Provision for credit losses	$5	$138	$35

Nonperforming loans	325	271	226
Nonperforming assets (NPAs)	335	282	229
NPAs/Total loans and foreclosed property	0.64%	0.53%	0.44%
Loans past due 90 days or more and still accruing	$29	$41	$31
Allowance for loan losses	978	1,007	652
Allowance for credit losses on lending-related commitments (a)	60	59	29
Total allowance for credit losses	1,038	1,066	681
Allowance for loan losses/Period-end total loans	1.87%	1.88%	1.27%
Allowance for loan losses/Period-end total loans excluding PPP loans	2.01	2.03	n/a
Allowance for credit losses/Period-end total loans	1.98	1.99	1.32
Allowance for credit losses/Period-end total loans excluding PPP loans	2.14	2.15	n/a
Allowance for credit losses/Nonperforming loans	3.2x	3.9x	3.0x
(a)    Included in accrued expenses and other liabilities on the Consolidated Balance Sheets.
n/a - not applicable

•The allowance for credit losses decreased $28 million to $1.0 billion, or 1.98 percent of total loans, primarily reflecting a decline in period-end loans. Additionally, the uncertainty of the COVID-19 pandemic, including the economic impacts of social distancing, remained unchanged. Excluding PPP loans, which are guaranteed by the Small Business Administration, allowance for credit losses totaled 2.14 percent of total loans.
◦Energy loans totaled $1.8 billion, or 4 percent of total loans at September 30, 2020. The allocation of reserves for Energy loans remained over 10 percent.
•Criticized loans remained at $3.4 billion, or 7 percent of total loans. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.
◦Criticized Energy loans decreased $102 million to $720 million, or 21 percent of total criticized loans; 39 percent of Energy loans are criticized.
•Nonperforming assets increased $53 million to $335 million. Nonperforming assets as a percentage of total loans and foreclosed property increased to 0.64 percent compared to 0.53 percent in second quarter 2020.
◦Nonperforming Energy loans increased $39 million to $141 million.
•Net charge-offs were $33 million, or 0.26 percent of average loans.
◦Energy net charge-offs, which included $14 million in recoveries, totaled $9 million, compared to $45 million in second quarter 2020.
•Pandemic-related payment deferrals totaled $385 million, or 0.74 percent of total loans at September 30, 2020, primarily in commercial loans.

Outlook for Fourth Quarter 2020 Compared to Third Quarter 2020
This outlook is based on management expectations for gradual improvement in economic conditions. While some modest forgiveness of PPP loans is expected by the end of the year, given the current level of uncertainty, any impact from loan forgiveness on loans, net interest income and expenses is excluded from this outlook.
•Decline in average loans reflects decreases in Mortgage Banker Finance due to a reduction in activity and the cyclical impacts on Middle Market, Large Corporate and Energy, partially offset by growth in National Dealer Services as inventory levels begin to slowly rebuild.
•Average deposits to remain strong and relatively stable (excluding the benefit of possible additional fiscal stimulus).
•Net interest income relatively stable with lower loan balances as well as the impact of lower LIBOR and securities yields, mostly offset by careful management of loan and deposit pricing, the full quarter benefit of the larger securities portfolio and lower wholesale funding.
•Provision for credit losses reflects pace of economic recovery; net charge-offs modestly higher.
•Decrease in noninterest income as third quarter levels of deferred compensation, securities trading income and bank-owned life insurance not to repeat. Reduced card fees as economic stimulus benefits recede, offset by growth in several fee categories due to improving economic conditions.
•Increase in noninterest expenses reflects technology projects and seasonal impact of staff insurance, mostly offset by third quarter levels of deferred compensation and charitable contributions not expected to repeat.
•Maintain strong capital levels with a focus on supporting growth as well as providing an attractive return to our shareholders.

Business Segments
Comerica's operations are strategically aligned into three major business segments: the Commercial Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. Comerica also provides market segment results for three primary geographic markets: Michigan, California and Texas. In addition to the three primary geographic markets, Other Markets is also reported as a market segment. Other Markets includes Florida, Arizona, the International Finance division and businesses that have a significant presence outside of the three primary geographic markets. For a summary of business segment and geographic market quarterly results, see the Business Segment Financial Results and Market Segment Financial Results tables included later in this report. From time to time, Comerica may make reclassifications among the segments to reflect management's current view of the segments, and methodologies may be modified as the management accounting system is enhanced and changes occur in the organizational structure and/or product lines. The financial results provided are based on the internal business unit and geographic market structures of Comerica and methodologies in effect at September 30, 2020. A discussion of business segment and geographic market year-to-date results will be included in Comerica's Third Quarter 2020 Form 10-Q.
Conference Call and Webcast
Comerica will host a conference call to review third quarter 2020 financial results at 7 a.m. CT Tuesday, October 20, 2020. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (Event ID No. 4658569). The call and supplemental financial information can also be accessed via Comerica's "Investor Relations" page at www.comerica.com. A replay of the Webcast can be accessed via Comerica's “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: The Commercial Bank, The Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on track,” “trend,” “objective,” “looks forward,” “projects,” “models” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include credit risks (unfavorable developments concerning credit quality; declines or other changes in the businesses or industries of Comerica's customers, in particular the energy industry; and changes in customer behavior); market risks (changes in monetary and fiscal policies; fluctuations in interest rates and their impact on deposit pricing; and transitions away from LIBOR towards new interest rate benchmarks); liquidity risks (Comerica's ability to maintain adequate sources of funding and liquidity; reductions in Comerica's credit rating; and the interdependence of financial service companies); technology risks (cybersecurity risks and heightened legislative and regulatory focus on cybersecurity and data privacy); operational risks (operational, systems or infrastructure failures; reliance on other companies to provide certain key components of business infrastructure; the impact of legal and regulatory proceedings or determinations; losses due to fraud; and controls and procedures failures); compliance risks (changes in regulation or oversight; the effects of stringent capital requirements; and the impacts of future legislative, administrative or judicial changes to tax regulations); financial reporting risks (changes in accounting standards and the critical nature of Comerica's accounting policies); strategic risks (damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; the implementation of Comerica's strategies and business initiatives; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; and any future strategic acquisitions or divestitures); and other general risks (changes in general economic, political or industry conditions; the effectiveness of methods of reducing risk exposures; the effects of catastrophic events; impacts from the COVID-19 global pandemic; and the volatility of Comerica’s stock price). Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 12 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2019 and "Item 1A. Risk Factors" beginning on page 65 of Comerica's Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contacts:	Investor Contacts:
Wendy Bridges	Darlene P. Persons
(214) 462-4443	(214) 462-6831

Louis H. Mora	Amanda Perkins
(214) 462-6669	(214) 462-6731

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(in millions, except per share data)	2020	2020	2019	2020	2019
PER COMMON SHARE AND COMMON STOCK DATA
Diluted earnings per common share	$1.44	$0.80	$1.96	$1.78	$6.02
Cash dividends declared	0.68	0.68	0.67	2.04	2.01
Average diluted shares (in thousands)	139,673	139,453	148,079	140,243	153,562
PERFORMANCE RATIOS
Return on average common shareholders' equity	10.84%	6.09%	15.97%	4.50%	16.94%
Return on average assets	0.99	0.55	1.61	0.43	1.75
Efficiency ratio (a)	62.79	61.14	51.54	60.10	50.66
CAPITAL
Common equity tier 1 capital (b), (c)	$6,805	$6,698	$6,892
Tier 1 capital (b), (c)	7,199	7,093	6,892
Risk-weighted assets (b)	66,299	67,052	69,223
Common equity tier 1 capital ratio (b), (c)	10.26%	9.99%	9.96%
Tier 1 capital ratio (b), (c)	10.86	10.58	9.96
Total capital ratio (b)	13.14	12.95	11.95
Leverage ratio (b)	8.59	8.75	9.63
Common shareholders' equity per share of common stock	$53.78	$53.28	$49.96
Tangible common equity per share of common stock (c)	49.20	48.69	45.52
Common equity ratio	8.94%	8.78%	9.88%
Tangible common equity ratio (c)	8.24	8.08	9.09
AVERAGE BALANCES
Commercial loans	$32,226	$33,944	$32,329	$32,289	$32,135
Real estate construction loans	4,037	3,887	3,344	3,830	3,301
Commercial mortgage loans	9,978	9,800	9,264	9,806	9,108
Lease financing	601	592	578	592	548
International loans	1,052	1,137	1,007	1,064	1,015
Residential mortgage loans	1,961	1,895	1,920	1,904	1,943
Consumer loans	2,158	2,243	2,445	2,221	2,464
Total loans	52,013	53,498	50,887	51,706	50,514
Earning assets	78,555	75,989	66,285	74,030	65,604
Total assets	84,268	81,644	71,736	79,742	70,927
Noninterest-bearing deposits	35,934	32,686	26,339	31,809	26,535
Interest-bearing deposits	32,829	31,596	29,377	31,482	28,374
Total deposits	68,763	64,282	55,716	63,291	54,909
Common shareholders' equity	7,439	7,436	7,254	7,438	7,332
Total shareholders' equity	7,834	7,592	7,254	7,622	7,332
NET INTEREST INCOME
Net interest income	$458	$471	$586	$1,442	$1,795
Net interest margin	2.33%	2.50%	3.52%	2.61%	3.65%
CREDIT QUALITY
Nonperforming assets	$335	$282	$229
Loans past due 90 days or more and still accruing	29	41	31
Net credit-related charge-offs	33	50	42	$167	$86
Allowance for loan losses	978	1,007	652
Allowance for credit losses on lending-related commitments	60	59	29
Total allowance for credit losses (d)	1,038	1,066	681
Allowance for credit losses as a percentage of total loans	1.98%	1.99%	1.32%
Net credit-related charge-offs as a percentage of average total loans	0.26	0.37	0.33	0.43%	0.22%
Nonperforming assets as a percentage of total loans and foreclosed property	0.64	0.53	0.44
Allowance for credit losses as a multiple of total nonperforming loans	3.2x	3.9x	3.0x
OTHER KEY INFORMATION
Number of banking centers	433	434	436
Number of employees - full time equivalent	7,738	7,777	7,725
(a)    Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.
(b)    Estimated for September 30, 2020, reflects deferral of CECL model impact as calculated per regulatory guidance.
(c)    See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios.
(d)    Allowance for credit losses for September 30, 2020 and June 30, 2020 calculated using the CECL model effective first quarter 2020.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	September 30,	June 30,	December 31,	September 30,
(in millions, except share data)	2020	2020	2019	2019
	(unaudited)	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$988	$1,048	$973	$1,229
Interest-bearing deposits with banks	10,153	12,263	4,845	2,888
Other short-term investments	160	153	155	146
Investment securities available-for-sale	15,090	12,759	12,398	12,429
Commercial loans	32,604	33,826	31,473	32,890
Real estate construction loans	4,146	3,952	3,455	3,377
Commercial mortgage loans	10,002	9,925	9,559	9,234
Lease financing	601	589	588	578
International loans	923	1,104	1,009	1,055
Residential mortgage loans	1,927	1,886	1,845	1,906
Consumer loans	2,166	2,164	2,440	2,451
Total loans	52,369	53,446	50,369	51,491
Less allowance for loan losses	(978)	(1,007)	(637)	(652)
Net loans	51,391	52,439	49,732	50,839
Premises and equipment	456	450	457	467
Accrued income and other assets	5,393	5,285	4,842	4,850
Total assets	$83,631	$84,397	$73,402	$72,848
LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$36,533	$35,582	$27,382	$27,134
Money market and interest-bearing checking deposits	26,948	26,895	24,527	23,992
Savings deposits	2,588	2,500	2,184	2,156
Customer certificates of deposit	2,300	2,656	2,978	2,853
Other time deposits	—	—	133	647
Foreign office time deposits	90	87	91	27
Total interest-bearing deposits	31,926	32,138	29,913	29,675
Total deposits	68,459	67,720	57,295	56,809
Short-term borrowings	10	752	71	51
Accrued expenses and other liabilities	1,534	1,602	1,440	1,477
Medium- and long-term debt	5,754	6,521	7,269	7,311
Total liabilities	75,757	76,595	66,075	65,648
Fixed-rate reset non-cumulative perpetual preferred stock, series A, no par value, $100,000 liquidation preference per share:
Authorized - 4,000 shares
Issued - 4,000 shares at 9/30/20 and 6/30/20	394	395	—	—
Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141	1,141
Capital surplus	2,179	2,173	2,174	2,172
Accumulated other comprehensive income (loss)	116	158	(235)	(336)
Retained earnings	9,511	9,404	9,538	9,369
Less cost of common stock in treasury - 89,095,470 shares at 9/30/20, 89,124,560 shares at 6/30/20, 86,069,234 shares at 12/31/19 and 84,028,400 shares at 9/30/19	(5,467)	(5,469)	(5,291)	(5,146)
Total shareholders' equity	7,874	7,802	7,327	7,200
Total liabilities and shareholders' equity	$83,631	$84,397	$73,402	$72,848

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share data)	2020	2019	2020	2019
INTEREST INCOME
Interest and fees on loans	$408	$619	$1,359	$1,875
Interest on investment securities	72	75	220	222
Interest on short-term investments	4	17	25	51
Total interest income	484	711	1,604	2,148
INTEREST EXPENSE
Interest on deposits	15	73	91	192
Interest on short-term borrowings	—	2	1	9
Interest on medium- and long-term debt	11	50	70	152
Total interest expense	26	125	162	353
Net interest income	458	586	1,442	1,795
Provision for credit losses	5	35	554	66
Net interest income after provision for credit losses	453	551	888	1,729
NONINTEREST INCOME
Card fees	71	67	198	195
Fiduciary income	51	53	157	154
Service charges on deposit accounts	47	51	138	153
Commercial lending fees	19	23	53	66
Foreign exchange income	9	11	29	33
Bank-owned life insurance	12	11	33	31
Letter of credit fees	9	10	27	29
Brokerage fees	5	7	17	21
Net securities losses	—	—	—	(8)
Other noninterest income	29	23	84	70
Total noninterest income	252	256	736	744
NONINTEREST EXPENSES
Salaries and benefits expense	257	253	748	763
Outside processing fee expense	58	66	177	194
Occupancy expense	40	39	114	113
Software expense	39	30	115	87
Equipment expense	12	13	36	37
Advertising expense	9	10	24	24
FDIC insurance expense	8	6	24	17
Other noninterest expenses	23	18	73	57
Total noninterest expenses	446	435	1,311	1,292
Income before income taxes	259	372	313	1,181
Provision for income taxes	48	80	54	252
NET INCOME	211	292	259	929
Less:
Income allocated to participating securities	—	2	1	5
Preferred stock dividends	8	—	8	—
Net income attributable to common shares	$203	$290	$250	$924
Earnings per common share:
Basic	$1.45	$1.98	$1.79	$6.08
Diluted	1.44	1.96	1.78	6.02
Comprehensive income	169	338	610	1,202
Cash dividends declared on common stock	94	97	284	302
Cash dividends declared per common share	0.68	0.67	2.04	2.01

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Third	Second	First	Fourth	Third	Third Quarter 2020 Compared to:
	Quarter	Quarter	Quarter	Quarter	Quarter	Second Quarter 2020		Third Quarter 2019
(in millions, except per share data)	2020	2020	2020	2019	2019	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$408	$434	$517	$564	$619	$(26)	(6)%	$(211)	(34)%
Interest on investment securities	72	74	74	75	75	(2)	(2)	(3)	(3)
Interest on short-term investments	4	3	18	20	17	1	20	(13)	(80)
Total interest income	484	511	609	659	711	(27)	(5)	(227)	(32)
INTEREST EXPENSE
Interest on deposits	15	20	56	70	73	(5)	(31)	(58)	(81)
Interest on short-term borrowings	—	1	—	—	2	(1)	n/m	(2)	n/m
Interest on medium- and long-term debt	11	19	40	45	50	(8)	(41)	(39)	(77)
Total interest expense	26	40	96	115	125	(14)	(36)	(99)	(79)
Net interest income	458	471	513	544	586	(13)	(3)	(128)	(22)
Provision for credit losses	5	138	411	8	35	(133)	(96)	(30)	(86)
Net interest income after provision for credit losses	453	333	102	536	551	120	37	(98)	(18)
NONINTEREST INCOME
Card fees	71	68	59	62	67	3	3	4	6
Fiduciary income	51	52	54	52	53	(1)	(1)	(2)	(4)
Service charges on deposit accounts	47	42	49	50	51	5	10	(4)	(9)
Commercial lending fees	19	17	17	25	23	2	13	(4)	(17)
Foreign exchange income	9	9	11	11	11	—	—	(2)	(15)
Bank-owned life insurance	12	9	12	10	11	3	29	1	11
Letter of credit fees	9	9	9	9	10	—	—	(1)	(7)
Brokerage fees	5	5	7	7	7	—	—	(2)	(30)
Net securities gains (losses)	—	1	(1)	1	—	(1)	n/m	—	—
Other noninterest income	29	35	20	39	23	(6)	(19)	6	18
Total noninterest income	252	247	237	266	256	5	2	(4)	(2)
NONINTEREST EXPENSES
Salaries and benefits expense	257	249	242	257	253	8	3	4	1
Outside processing fee expense	58	62	57	70	66	(4)	(5)	(8)	(11)
Occupancy expense	40	37	37	41	39	3	9	1	2
Software expense	39	39	37	30	30	—	—	9	33
Equipment expense	12	12	12	13	13	—	—	(1)	(1)
Advertising expense	9	8	7	10	10	1	29	(1)	(4)
FDIC insurance expense	8	8	8	6	6	—	—	2	23
Other noninterest expenses	23	25	25	24	18	(2)	(11)	5	22
Total noninterest expenses	446	440	425	451	435	6	2	11	3
Income (loss) before income taxes	259	140	(86)	351	372	119	85	(113)	(31)
Provision (benefit) for income taxes	48	27	(21)	82	80	21	75	(32)	(41)
NET INCOME (LOSS)	211	113	(65)	269	292	98	87	(81)	(28)
Less:
Income allocated to participating securities	—	1	—	2	2	(1)	n/m	(2)	n/m
Preferred stock dividends	8	—	—	—	—	8	n/m	8	n/m
Net income (loss) attributable to common shares	$203	$112	$(65)	$267	$290	$91	80%	$(87)	(31)%
Earnings (losses) per common share:
Basic	$1.45	$0.81	$(0.46)	$1.87	$1.98	$0.64	80%	$(0.53)	(27)%
Diluted	1.44	0.80	(0.46)	1.85	1.96	0.64	80	(0.52)	(26)
Comprehensive income	169	97	344	370	338	72	74	(169)	(50)
Cash dividends declared on common stock	94	98	94	96	97	(4)	(4)	(3)	(3)
Cash dividends declared per common share	0.68	0.68	0.68	0.67	0.67	—	—	0.01	1
n/m - not meaningful

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2020			2019
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Balance at beginning of period:
Allowance for loan losses	$1,007	$916	$637	$652	$657
Allowance for credit losses on lending-related commitments	59	62	31	29	31
Allowance for credit losses	1,066	978	668	681	688
Cumulative effect of change in accounting principle	—	—	(17)	—	—
Loan charge-offs:
Commercial	53	55	87	24	59
Commercial mortgage	—	1	—	2	—
Residential mortgage	—	—	—	—	1
Consumer	—	1	2	1	1
Total loan charge-offs	53	57	89	27	61
Recoveries on loans previously charged-off:
Commercial	17	5	3	3	17
Commercial mortgage	1	1	2	1	—
International	—	—	—	1	—
Residential mortgage	—	—	—	—	1
Consumer	2	1	—	1	1
Total recoveries	20	7	5	6	19
Net loan charge-offs	33	50	84	21	42
Provision for credit losses:
Provision for loan losses	4	141	380	6	37
Provision for credit losses on lending-related commitments	1	(3)	31	2	(2)
Provision for credit losses	5	138	411	8	35
Balance at end of period:
Allowance for loan losses	978	1,007	916	637	652
Allowance for credit losses on lending-related commitments	60	59	62	31	29
Allowance for credit losses	$1,038	$1,066	$978	$668	$681
Allowance for loan losses as a percentage of total loans	1.87%	1.88%	1.71%	1.27%	1.27%
Allowance for loan losses as a percentage of total loans excluding PPP loans	2.01	2.03	n/a	n/a	n/a
Allowance for credit losses as a percentage of total loans	1.98	1.99	1.83	1.33	1.32
Allowance for credit losses as a percentage of total loans excluding PPP loans	2.14	2.15	n/a	n/a	n/a
Net loan charge-offs as a percentage of average total loans	0.26	0.37	0.68	0.16	0.33
n/a - not applicable

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2020			2019
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$241	$200	$173	$148	$152
Commercial mortgage	20	21	19	14	13
Lease financing	1	1	1	—	—
International	—	—	—	—	2
Total nonaccrual business loans	262	222	193	162	167
Retail loans:
Residential mortgage	40	24	20	20	36
Consumer:
Home equity	20	21	22	17	17
Total nonaccrual retail loans	60	45	42	37	53
Total nonaccrual loans	322	267	235	199	220
Reduced-rate loans	3	4	4	5	6
Total nonperforming loans	325	271	239	204	226
Foreclosed property	10	11	11	11	3
Total nonperforming assets	$335	$282	$250	$215	$229
Nonperforming loans as a percentage of total loans	0.62%	0.51%	0.45%	0.40%	0.44%
Nonperforming assets as a percentage of total loans and foreclosed property	0.64	0.53	0.47	0.43	0.44
Allowance for credit losses as a multiple of total nonperforming loans	3.2x	3.9x	4.1x	3.3x	3.0x
Loans past due 90 days or more and still accruing	$29	$41	$64	$26	$31
ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$267	$235	$199	$220	$224
Loans transferred to nonaccrual (a)	161	96	137	48	85
Nonaccrual loan gross charge-offs	(53)	(57)	(89)	(27)	(61)
Loans transferred to accrual status (a)	—	—	—	(7)	—
Nonaccrual loans sold	(14)	—	—	(10)	—
Payments/Other (b)	(39)	(7)	(12)	(25)	(28)
Nonaccrual loans at end of period	$322	$267	$235	$199	$220
(a)Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b)Includes net changes related to nonaccrual loans with balances less than $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Nine Months Ended
	September 30, 2020			September 30, 2019
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a)	$32,289	$840	3.48%	$32,135	$1,191	4.96%
Real estate construction loans	3,830	112	3.90	3,301	140	5.67
Commercial mortgage loans	9,806	248	3.38	9,108	342	5.02
Lease financing	592	15	3.30	548	14	3.34
International loans	1,064	30	3.73	1,015	40	5.26
Residential mortgage loans	1,904	50	3.52	1,943	56	3.87
Consumer loans	2,221	64	3.90	2,464	92	4.98
Total loans	51,706	1,359	3.51	50,514	1,875	4.96
Mortgage-backed securities (b)	9,686	168	2.36	9,320	172	2.44
U.S. Treasury securities (c)	3,258	52	2.18	2,764	50	2.42
Total investment securities	12,944	220	2.31	12,084	222	2.43
Interest-bearing deposits with banks	9,229	24	0.35	2,866	49	2.29
Other short-term investments	151	1	0.62	140	2	1.32
Total earning assets	74,030	1,604	2.91	65,604	2,148	4.37
Cash and due from banks	866			896
Allowance for loan losses	(876)			(668)
Accrued income and other assets	5,722			5,095
Total assets	$79,742			$70,927
Money market and interest-bearing checking deposits	$26,220	65	0.33	$23,010	157	0.91
Savings deposits	2,386	1	0.03	2,164	1	0.04
Customer certificates of deposit	2,764	25	1.18	2,383	19	1.09
Other time deposits	23	—	2.00	804	15	2.45
Foreign office time deposits	89	—	0.54	13	—	1.51
Total interest-bearing deposits	31,482	91	0.39	28,374	192	0.91
Short-term borrowings	418	1	0.32	472	9	2.43
Medium- and long-term debt	6,821	70	1.38	6,837	152	2.97
Total interest-bearing sources	38,721	162	0.56	35,683	353	1.32
Noninterest-bearing deposits	31,809			26,535
Accrued expenses and other liabilities	1,590			1,377
Shareholders' equity	7,622			7,332
Total liabilities and shareholders' equity	$79,742			$70,927
Net interest income/rate spread		$1,442	2.35		$1,795	3.05
Impact of net noninterest-bearing sources of funds			0.26			0.60
Net interest margin (as a percentage of average earning assets)			2.61%			3.65%
(a)Includes PPP loans with average balance of $2.1 billion, interest income of $36 million and average yield of 2.27% for the nine months ended September 30, 2020.
(b)Average balances included $212 million and $(62) million of unrealized gains and losses for the nine months ended September 30, 2020 and 2019, respectively; yields calculated gross of these unrealized gains and losses.
(c)Average balances included $94 million and $23 million of unrealized gains and losses for the nine months ended September 30, 2020 and 2019, respectively; yields calculated gross of these unrealized gains and losses.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended
	September 30, 2020			June 30, 2020			September 30, 2019
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a)	$32,226	$255	3.15%	$33,944	$271	3.22%	$32,329	$392	4.82%
Real estate construction loans	4,037	34	3.35	3,887	35	3.60	3,344	47	5.53
Commercial mortgage loans	9,978	71	2.85	9,800	76	3.12	9,264	112	4.82
Lease financing	601	5	2.94	592	5	3.34	578	6	3.83
International loans	1,052	9	3.25	1,137	10	3.51	1,007	13	5.12
Residential mortgage loans	1,961	16	3.41	1,895	17	3.49	1,920	18	3.84
Consumer loans	2,158	18	3.45	2,243	20	3.62	2,445	31	4.92
Total loans	52,013	408	3.13	53,498	434	3.26	50,887	619	4.83
Mortgage-backed securities (b)	9,759	54	2.28	9,785	57	2.39	9,408	58	2.45
U.S. Treasury securities (c)	4,091	18	1.77	2,857	17	2.47	2,795	17	2.45
Total investment securities	13,850	72	2.13	12,642	74	2.41	12,203	75	2.45
Interest-bearing deposits with banks	12,534	4	0.10	9,709	2	0.11	3,049	16	2.13
Other short-term investments	158	—	0.29	140	1	0.48	146	1	1.28
Total earning assets	78,555	484	2.47	75,989	511	2.71	66,285	711	4.26
Cash and due from banks	911			848			864
Allowance for loan losses	(1,002)			(932)			(673)
Accrued income and other assets	5,804			5,739			5,260
Total assets	$84,268			$81,644			$71,736
Money market and interest-bearing checking deposits	$27,671	8	0.12	$26,320	12	0.18	$23,497	57	0.97
Savings deposits	2,560	1	0.02	2,394	—	0.02	2,155	1	0.04
Customer certificates of deposit	2,495	6	0.87	2,801	8	1.21	2,627	8	1.30
Other time deposits	—	—	—	—	—	—	1,085	7	2.46
Foreign office time deposits	103	—	0.10	81	—	0.34	13	—	1.45
Total interest-bearing deposits	32,829	15	0.17	31,596	20	0.26	29,377	73	0.99
Short-term borrowings	218	—	0.25	882	1	0.25	268	2	2.33
Medium- and long-term debt	5,940	11	0.78	7,206	19	1.09	7,100	50	2.78
Total interest-bearing sources	38,987	26	0.27	39,684	40	0.41	36,745	125	1.34
Noninterest-bearing deposits	35,934			32,686			26,339
Accrued expenses and other liabilities	1,513			1,682			1,398
Shareholders' equity	7,834			7,592			7,254
Total liabilities and shareholders' equity	$84,268			$81,644			$71,736
Net interest income/rate spread		$458	2.20		$471	2.30		$586	2.92
Impact of net noninterest-bearing sources of funds			0.13			0.20			0.60
Net interest margin (as a percentage of average earning assets)			2.33%			2.50%			3.52%
(a)Includes PPP loans with average balance of $3.8 billion and $2.6 billion, interest income of $22 million and $14 million and average yields of 2.31% and 2.21% for the three months ended September 30, 2020 and June 30, 2020, respectively.
(b)Average balances included $254 million, $278 million and $28 million of unrealized gains and losses for the three months ended September 30, 2020, June 30, 2020 and September 30, 2019, respectively; yields calculated gross of these unrealized gains and losses.
(c)Average balances included $99 million, $111 million and $51 million of unrealized gains and losses for the three months ended September 30, 2020, June 30, 2020 and September 30, 2019, respectively; yields calculated gross of these unrealized gains and losses.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries

					Accumulated
	Nonredeemable	Common Stock			Other			Total
	Preferred	Shares		Capital	Comprehensive	Retained	Treasury	Shareholders'
(in millions, except per share data)	Stock	Outstanding	Amount	Surplus	Income (Loss)	Earnings	Stock	Equity
BALANCE AT JUNE 30, 2019	$—	149.8	$1,141	$2,168	$(382)	$9,176	$(4,780)	$7,323
Net income	—	—	—	—	—	292	—	292
Other comprehensive income, net of tax	—	—	—	—	46	—	—	46
Cash dividends declared on common stock ($0.67 per share)	—	—	—	—	—	(97)	—	(97)
Purchase of common stock	—	(5.7)	—	—	—	—	(370)	(370)
Net issuance of common stock under employee stock plans	—	—	—	(1)	—	(2)	4	1
Share-based compensation	—	—	—	5	—	—	—	5
BALANCE AT SEPTEMBER 30, 2019	$—	144.1	$1,141	$2,172	$(336)	$9,369	$(5,146)	$7,200
BALANCE AT JUNE 30, 2020	$395	139.0	$1,141	$2,173	$158	$9,404	$(5,469)	$7,802
Net income	—	—	—	—	—	211	—	211
Other comprehensive loss, net of tax	—	—	—	—	(42)	—	—	(42)
Cash dividends declared on common stock ($0.68 per share)	—	—	—	—	—	(94)	—	(94)
Cash dividends declared on preferred stock	—	—	—	—	—	(8)	—	(8)
Issuance of preferred stock	(1)	—	—	—	—	—	—	(1)
Net issuance of common stock under employee stock plans	—	0.1	—	—	—	(2)	2	—
Share-based compensation	—	—	—	6	—	—	—	6
BALANCE AT SEPTEMBER 30, 2020	$394	139.1	$1,141	$2,179	$116	$9,511	$(5,467)	$7,874
BALANCE AT DECEMBER 31, 2018	$—	160.1	$1,141	$2,148	$(609)	$8,781	$(3,954)	$7,507
Cumulative effect of change in accounting principle	—	—	—	—	—	(14)	—	(14)
Net income	—	—	—	—	—	929	—	929
Other comprehensive income, net of tax	—	—	—	—	273	—	—	273
Cash dividends declared on common stock ($2.01 per share)	—	—	—	—	—	(302)	—	(302)
Purchase of common stock	—	(16.6)	—	—	—	—	(1,229)	(1,229)
Net issuance of common stock under employee stock plans	—	0.6	—	(13)	—	(25)	37	(1)
Share-based compensation	—	—	—	37	—	—	—	37
BALANCE AT SEPTEMBER 30, 2019	$—	144.1	$1,141	$2,172	$(336)	$9,369	$(5,146)	$7,200
BALANCE AT DECEMBER 31, 2019	$—	142.1	$1,141	$2,174	$(235)	$9,538	$(5,291)	$7,327
Cumulative effect of change in accounting principle	—	—	—	—	—	13	—	13
Net income	—	—	—	—	—	259	—	259
Other comprehensive income, net of tax	—	—	—	—	351	—	—	351
Cash dividends declared on common stock ($2.04 per share)	—	—	—	—	—	(284)	—	(284)
Cash dividends declared on preferred stock	—	—	—	—	—	(8)	—	(8)
Purchase of common stock	—	(3.4)	—	—	—	—	(194)	(194)
Issuance of preferred stock	394	—	—	—	—	—	—	394
Net issuance of common stock under employee stock plans	—	0.4	—	(13)	—	(7)	18	(2)
Share-based compensation	—	—	—	18	—	—	—	18
BALANCE AT SEPTEMBER 30, 2020	$394	139.1	$1,141	$2,179	$116	$9,511	$(5,467)	$7,874

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Commercial	Retail	Wealth
Three Months Ended September 30, 2020	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$413	$127	$42	$(125)	$1	$458
Provision for credit losses	14	(2)	(7)	—	—	5
Noninterest income	135	28	64	16	9	252
Noninterest expenses	206	153	76	—	11	446
Provision (benefit) for income taxes	67	—	8	(26)	(1)	48
Net income (loss)	$261	$4	$29	$(83)	$—	$211
Net credit-related charge-offs (recoveries)	$36	$(1)	$(2)	$—	$—	$33
Selected average balances:
Assets	$45,636	$3,487	$5,198	$15,909	$14,038	$84,268
Loans	44,248	2,678	5,094	—	(7)	52,013
Deposits	39,535	23,604	4,439	1,004	181	68,763
Statistical data:
Return on average assets (a)	2.27%	0.05%	2.24%	n/m	n/m	0.99%
Efficiency ratio (b)	37.60	98.29	71.72	n/m	n/m	62.79

	Commercial	Retail	Wealth
Three Months Ended June 30, 2020	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$402	$120	$40	$(95)	$4	$471
Provision for credit losses	117	5	16	—	—	138
Noninterest income	144	24	66	11	2	247
Noninterest expenses	207	155	73	1	4	440
Provision (benefit) for income taxes	47	(4)	3	(20)	1	27
Net income (loss)	$175	$(12)	$14	$(65)	$1	$113
Net credit-related charge-offs	$48	$1	$1	$—	$—	$50
Selected average balances:
Assets	$47,392	$3,306	$5,191	$14,500	$11,255	$81,644
Loans	45,914	2,479	5,077	—	28	53,498
Deposits	36,318	22,647	4,217	950	150	64,282
Statistical data:
Return on average assets (a)	1.49%	(0.21%)	1.00%	n/m	n/m	0.55%
Efficiency ratio (b)	37.67	107.15	69.86	n/m	n/m	61.14

	Commercial	Retail	Wealth
Three Months Ended September 30, 2019	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$420	$142	$47	$(38)	$15	$586
Provision for credit losses	39	(2)	(3)	—	1	35
Noninterest income	140	31	69	12	4	256
Noninterest expenses	199	149	69	(1)	19	435
Provision (benefit) for income taxes	74	5	12	(8)	(3)	80
Net income (loss)	$248	$21	$38	$(17)	$2	$292
Net credit-related charge-offs (recoveries)	$43	$1	$(2)	$—	$—	$42
Selected average balances:
Assets	$45,460	$2,871	$5,032	$14,061	$4,312	$71,736
Loans	43,904	2,114	4,884	—	(15)	50,887
Deposits	28,917	20,761	3,775	2,049	214	55,716
Statistical data:
Return on average assets (a)	2.17%	0.39%	3.01%	n/m	n/m	1.61%
Efficiency ratio (b)	35.62	84.54	59.79	n/m	n/m	51.54
(a)Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(b)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.
n/m - not meaningful

MARKET SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)				Other	Finance
Three Months Ended September 30, 2020	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense)	$168	$179	$117	$118	$(124)	$458
Provision for credit losses	19	11	(25)	—	—	5
Noninterest income	66	33	28	100	25	252
Noninterest expenses	139	102	89	105	11	446
Provision (benefit) for income taxes	13	21	17	24	(27)	48
Net income (loss)	$63	$78	$64	$89	$(83)	$211
Net credit-related charge-offs	$6	$16	$11	$—	$—	$33
Selected average balances:
Assets	$13,280	$18,357	$11,365	$11,322	$29,944	$84,268
Loans	12,607	18,095	10,923	10,399	(11)	52,013
Deposits	24,759	20,130	10,654	12,035	1,185	68,763
Statistical data:
Return on average assets (a)	0.95%	1.46%	2.14%	2.68%	n/m	0.99%
Efficiency ratio (b)	59.79	47.98	61.16	48.22	n/m	62.79

				Other	Finance
Three Months Ended June 30, 2020	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense)	$159	$176	$116	$111	$(91)	$471
Provision for credit losses	40	51	31	16	—	138
Noninterest income	64	36	30	104	13	247
Noninterest expenses	139	103	91	102	5	440
Provision (benefit) for income taxes	8	13	4	21	(19)	27
Net income (loss)	$36	$45	$20	$76	$(64)	$113
Net credit-related charge-offs	$—	$4	$46	$—	$—	$50
Selected average balances:
Assets	$13,643	$18,948	$11,597	$11,732	$25,724	$81,644
Loans	13,014	18,663	11,184	10,640	(3)	53,498
Deposits	23,460	18,463	10,209	11,050	1,100	64,282
Statistical data:
Return on average assets (a)	0.59%	0.93%	0.68%	2.53%	n/m	0.55%
Efficiency ratio (b)	62.08	48.61	61.88	47.41	n/m	61.14

				Other	Finance
Three Months Ended September 30, 2019	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense)	$185	$203	$125	$96	$(23)	$586
Provision for credit losses	(1)	(6)	50	(9)	1	35
Noninterest income	74	41	31	94	16	256
Noninterest expenses	139	102	86	90	18	435
Provision (benefit) for income taxes	27	37	5	22	(11)	80
Net income (loss)	$94	$111	$15	$87	$(15)	$292
Net credit-related charge-offs (recoveries)	$6	$5	$34	$(3)	$—	$42
Selected average balances:
Assets	$13,205	$18,595	$11,462	$10,100	$18,374	$71,736
Loans	12,554	18,261	10,805	9,282	(15)	50,887
Deposits	20,164	16,705	8,705	7,879	2,263	55,716
Statistical data:
Return on average assets (a)	1.79%	2.37%	0.48%	3.45%	n/m	1.61%
Efficiency ratio (b)	53.30	41.70	55.57	47.08	n/m	51.54
(a)Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(b)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.
n/m - not meaningful

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND REGULATORY RATIOS (unaudited)
Comerica Incorporated and Subsidiaries

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and our performance trends. Tangible common equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk.
Common equity tier 1 capital ratio removes preferred stock from the Tier 1 capital ratio as defined by and calculated in conformity with bank regulations. The tangible common equity ratio removes the effect of intangible assets from capital and total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders' equity per share of common stock.

	September 30,	June 30,	September 30,
(dollar amounts in millions)	2020	2020	2019
Common Equity Tier 1 Capital (a):
Tier 1 capital	$7,199	$7,093	$6,892
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	394	395	—
Common equity tier 1 capital	$6,805	$6,698	$6,892
Risk-weighted assets	$66,299	$67,052	$69,223
Tier 1 capital ratio	10.86%	10.58%	9.96%
Common equity tier 1 capital ratio	10.26	9.99	9.96
Tangible Common Equity:
Total shareholders' equity	$7,874	$7,802	$7,200
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	394	395	—
Goodwill	635	635	635
Other intangible assets	2	3	4
Tangible common equity	$6,843	$6,769	$6,561
Total assets	$83,631	$84,397	$72,848
Less:
Goodwill	635	635	635
Other intangible assets	2	3	4
Tangible assets	$82,994	$83,759	$72,209
Common equity ratio	8.94%	8.78%	9.88%
Tangible common equity ratio	8.24	8.08	9.09
Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$7,480	$7,407	$7,200
Tangible common equity	6,843	6,769	6,561
Shares of common stock outstanding (in millions)	139	139	144
Common shareholders' equity per share of common stock	$53.78	$53.28	$49.96
Tangible common equity per share of common stock	49.20	48.69	45.52
(a)Tier 1 capital as defined by regulation; estimated for September 30, 2020, reflects deferral of CECL model impact.